NEWS RELEASE

CONTACTS

Investor Contact Mary Lai	Media Contact Spring Harris
NortonLifeLock Inc.	NortonLifeLock Inc.
IR@NortonLifeLock.com	Press@NortonLifeLock.com
NortonLifeLock and Avast Merger Provisionally Approved
Company reports 12th consecutive quarter of bookings growth in Q1 Fiscal Year 2023

TEMPE, Ariz. – August 4, 2022 – NortonLifeLock Inc. (NASDAQ: NLOK), a global leader in consumer Cyber Safety, received provisional approval from the U.K. Competition and Markets Authority (“CMA”) for its acquisition of Avast plc. NortonLifeLock also released its results for the fiscal year 2023 first quarter, which ended July 1, 2022.

“We are excited to start the process of bringing our two companies together now that the CMA has approved our merger with Avast,” said Vincent Pilette, CEO of NortonLifeLock. “With this key milestone behind us, we are looking forward to driving innovation and taking Cyber Safety to the next level.”

The merger is anticipated to close between mid-September to early-October. The timing is subject to change and is dependent upon the final CMA approval, mutually agreed upon operational considerations and customary closing requirements such as the U.K. court approval of the scheme.

Q1 Financial Highlights and Commentary YoY
Q1 GAAP revenue was $707 million, up 3% in USD. Q1 GAAP diluted EPS from continuing operations was $0.33, up 6%. Q1 operating cash flow was $215 million, down 17%.

Q1 Non-GAAP YoY
•Revenue of $708 million, up 2% in USD and 6% in CC
•Diluted EPS of $0.45, up 7%
•Bookings of $663 million, up 1% in USD and 5% in CC
•Operating margin was 53.7%, up 250 bps
•Direct customer count of 23.3 million, up 0.2 million

“Q1 was another quarter of solid execution by our team, and in the face of macroeconomic headwinds, we delivered our 12th consecutive quarter of bookings growth,” said Natalie Derse, CFO of NortonLifeLock. "Now with the Avast acquisition provisionally approved we look forward to bringing our operational discipline to the integration planning and quickly setting the foundation of the company for growth.”

Fiscal 2023 Q2 Guidance
•Non-GAAP Revenue expected to be in the range of $695 million to $705 million, translating to mid-single-digit growth YoY in constant currency, including 4+ points or approximately $30 million of FX headwind
•Non-GAAP EPS expected to be in the range of $0.44 to $0.46, including $0.03 FX headwind YoY

Quarterly Cash Dividend
NortonLifeLock's Board of Directors has declared a quarterly cash dividend of $0.125 per common share to be paid on September 14, 2022, to all shareholders of record as of the close of business on August 22, 2022.

Q1 Earnings Conference Call
August 4, 2022
2 p.m. PT / 5 p.m. ET

Webcast & Dial-In: Investor.NortonLifeLock.com (replay will be posted after the call).
For additional details regarding NortonLifeLock's results and outlook, please see the Financials section of the Investor Relations website at Investor.NortonLifeLock.com.

About NortonLifeLock Inc.
NortonLifeLock Inc. (NASDAQ: NLOK) is a global leader in consumer Cyber Safety, protecting and empowering people to live their digital lives safely. We are the consumer's trusted ally in an increasingly complex and connected world. Learn more about how we're transforming Cyber Safety at www.NortonLifeLock.com.

Forward-Looking Statements
This press release contains statements which may be considered forward-looking within the meaning of the U.S. federal securities laws. In some cases, you can identify these forward-looking statements by the use of terms such as "expect," "will," "continue," or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to: the statements under "Fiscal 2023 Q2 Guidance," including expectations relating to Q2 FY23 non-GAAP revenue and non-GAAP EPS; expectation as to satisfaction or waiver of any regulatory conditions and any risks associated therewith; and any statements of assumptions underlying any of the foregoing. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include, but are not limited to, those related to: the current and future impact of the COVID-19 pandemic on the Company's business and industry;  retention of executive leadership team members; difficulties in improving sales and product development during leadership transitions; difficulties in executing the operating model for the consumer cyber safety business; lower than anticipated returns from the Company's investments in direct customer acquisition; the impact of acquisitions and our ability to achieve expected synergies or attendant cost savings; difficulties and delays in reducing run rate expenses and monetizing underutilized assets; general business and economic conditions; matters arising out of our completed Audit Committee investigation and the ongoing U.S. Securities and Exchange Commission investigation; fluctuations and volatility in NortonLifeLock's stock price; the ability of NortonLifeLock to successfully execute strategic plans; the ability to maintain customer and partner relationships; the ability of NortonLifeLock to achieve its cost and operating efficiency goals; the anticipated growth of certain market segments; NortonLifeLock's sales and business strategy; fluctuations in tax rates and foreign currency exchange rates; the potential for corporate tax increases under the Biden Administration; the timing and market acceptance of new product releases and upgrades; and the successful development of new products and the degree to which these products gain market acceptance. Additional information concerning these and other risk factors is contained in the Risk Factors sections of NortonLifeLock's most recent reports on Form 10-K and Form 10-Q. NortonLifeLock assumes no obligation, and does not intend, to update these forward-looking statements as a result of future events or developments.

Use of Non-GAAP Financial Information
We use non-GAAP measures of operating margin, net income and earnings per share, which are adjusted from results based on GAAP and exclude certain expenses, gains and losses. We also provide the non-GAAP metrics of revenues, constant currency revenues, and free cash flow, which is defined as cash flows from operating activities, less purchases of property and equipment. These non-GAAP financial measures are provided to enhance the user's understanding of our past financial performance and our prospects for the future. Our management team uses these non-GAAP financial measures in assessing NortonLifeLock's performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to GAAP and the methods we use to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Readers are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to our quarterly earnings release, and which can be found, along with other financial information including the Earnings Presentation, on the investor relations page of our website at Investor.NortonLifeLock.com. No reconciliation of the forecasted range for non-GAAP EPS guidance is included in this release because most non-GAAP adjustments pertain to events that have not yet occurred. It would be unreasonably burdensome to forecast, therefore we are unable to provide an accurate estimate.

UK Takeover Code: Profit Forecast

UK Takeover Code
On August 10, 2021, the boards of NortonLifeLock Inc. ("NortonLifeLock") and Avast plc ("Avast") announced that they had reached agreement on the terms of a recommended merger of Avast with NortonLifeLock, in the form of a recommended offer by Nitro Bidco Limited, a wholly-owned subsidiary of NortonLifeLock, for the entire issued and to be issued share capital of Avast (the "Merger").  The Merger is governed by the UK's City Code on Takeovers and Mergers (the "UK Takeover Code"). In accordance with the rules of the UK Takeover Code, NortonLifeLock is required to publish certain confirmations in connection with the information set out in this press release.  These confirmations are set out below.

NortonLifeLock Profit Forecast
The following statement regarding NortonLifeLock’s earnings per share (“EPS”) in this press release (the “NortonLifeLock Profit Forecast”) constitutes an ordinary course profit forecast for the purposes of Rule 28 1(a) and Note 2(b) on Rule 28.1 of the UK Takeover Code:
•Non-GAAP EPS expected to be in the range of $0.44 to $0.46 including $0.03 FX headwind YoY.

References to "GAAP" in the NortonLifeLock Profit Forecast are to U.S. GAAP, being the accounting policies applied in the preparation of NortonLifeLock's annual results for the year ended April 1, 2022.

Basis of Preparation
The NortonLifeLock Profit Forecast has been prepared on a basis consistent with NortonLifeLock's accounting policies, as summarized in the paragraph entitled "Use of Non-GAAP Financial Information" above. The NortonLifeLock Profit Forecast excludes any transaction costs attributable to the Merger or any other associated accounting impacts as a direct result of the Merger.

Assumptions
The NortonLifeLock Profit Forecast is based on the assumptions listed below.
Factors outside the influence or control of the NortonLifeLock Directors:
•There will be no material changes to existing prevailing macroeconomic or political conditions in the markets and regions in which NortonLifeLock operates.
•There will be no material changes to the conditions of the markets and regions in which NortonLifeLock operates or in relation to customer demand or the behavior of competitors in those markets and regions.
•The interest, inflation and tax rates in the markets and regions in which NortonLifeLock operates will remain materially unchanged from the prevailing rates.
•There will be no material adverse events that will have a significant impact on NortonLifeLock's financial performance.
•There will be no material adverse events that will have a significant impact on the timing and market acceptance of new product releases and upgrades by NortonLifeLock.
•There will be no business disruptions that materially affect NortonLifeLock or its key customers, including natural disasters, acts of terrorism, cyber-attack and/or technological issues or supply chain disruptions.
•There will be no material changes to foreign exchange rates that will have a significant impact on NortonLifeLock's revenue or cost base.
•There will be no material changes in legislation or regulatory requirements impacting NortonLifeLock's operations or its accounting policies.

•There will be no new material litigation and no unfavorable resolutions of existing material litigation in relation to any of NortonLifeLock's operations.
•The announcement of the Merger will not have any material impact on NortonLifeLock's ability to negotiate new business.

Factors within the influence and control of the NortonLifeLock Directors:
•There will be no material change to the present executive management of NortonLifeLock.
•There will be no material change in the operational strategy of NortonLifeLock.
•There will be no material adverse change in NortonLifeLock's ability to maintain customer and partner relationships.
•There will be no material acquisitions or disposals.
•There will be no material strategic investments over and above those currently planned.
•There will be no material change in the dividend or capital policies of NortonLifeLock.
•There will be no unexpected technical or network issues with products or processes.

NortonLifeLock Directors' Confirmation
With the consent of Avast, the Panel on Takeovers and Mergers has granted a dispensation from the UK Takeover Code requirement for NortonLifeLock's reporting accountants and financial advisers to prepare reports in respect of the NortonLifeLock Profit Forecast.
The NortonLifeLock Directors have considered the NortonLifeLock Profit Forecast and confirm that it has been properly compiled on the basis of the assumptions set out in this press release and that the basis of the accounting used is consistent with NortonLifeLock's accounting policies.

No profit forecasts or estimates
The NortonLifeLock Profit Forecast is a profit forecast for the purposes of Rule 28 of the UK Takeover Code.

Other than in respect of the NortonLifeLock Profit Forecast, no statement in this press release is intended as, or is to be construed as, a profit forecast or estimate for any period and no statement in this press release should be interpreted to mean that earnings or earnings per ordinary share for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per ordinary share.

For the purposes of Rule 28 of the UK Takeover Code, the NortonLifeLock Profit Forecast contained in this press release is the responsibility of NortonLifeLock and the NortonLifeLock Directors.

Publication on website
A copy of this press release will be made available on NortonLifeLock's website (at https://investor.nortonlifelock.com/) by no later than 12 noon London time on the business day following the date of this press release. Neither the contents of that website nor the content of any other website accessible from hyperlinks on such website is incorporated into, or forms part of, this press release.

NORTONLIFELOCK INC.
Condensed Consolidated Balance Sheets
(Unaudited, in millions)

	July 1, 2022	April 1, 2022
ASSETS
Current assets:
Cash and cash equivalents	$1,291	$1,887
Short-term investments	—	4
Accounts receivable, net	102	120
Other current assets	180	193
Assets held for sale	56	56
Total current assets	1,629	2,260
Property and equipment, net	56	60
Operating lease assets	70	74
Intangible assets, net	993	1,023
Goodwill	2,861	2,873
Other long-term assets	638	653
Total assets	$6,247	$6,943
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$71	$63
Accrued compensation and benefits	48	81
Current portion of long-term debt	614	1,000
Contract liabilities	1,183	1,264
Current operating lease liabilities	19	18
Other current liabilities	689	639
Total current liabilities	2,624	3,065
Long-term debt	2,714	2,736
Long-term contract liabilities	37	42
Deferred income tax liabilities	63	75
Long-term income taxes payable	996	996
Long-term operating lease liabilities	69	75
Other long-term liabilities	43	47
Total liabilities	6,546	7,036
Total stockholders’ equity (deficit)	(299)	(93)
Total liabilities and stockholders’ equity (deficit)	$6,247	$6,943

NORTONLIFELOCK INC.
Condensed Consolidated Statements of Operations
(Unaudited, in millions, except per share amounts)

	Three Months Ended
	July 1, 2022	July 2, 2021
Net revenues	$707	$686
Cost of revenues	102	102
Gross profit	605	584
Operating expenses:
Sales and marketing	156	156
Research and development	61	68
General and administrative	104	45
Amortization of intangible assets	21	21
Restructuring and other costs	2	7
Total operating expenses	344	297
Operating income (loss)	261	287
Interest expense	(31)	(32)
Other income (expense), net	(1)	(3)
Income (loss) before income taxes	229	252
Income tax expense (benefit)	29	71
Net income (loss)	$200	$181

Net income (loss) per share - basic	$0.35	$0.31
Net income (loss) per share - diluted	$0.33	$0.31

Weighted-average shares outstanding:
Basic	578	580
Diluted	604	591

NORTONLIFELOCK INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in millions)

	Three Months Ended
	July 1, 2022	July 2, 2021
OPERATING ACTIVITIES:
Net income (loss)	$200	$181
Adjustments:
Amortization and depreciation	29	36
Stock-based compensation expense	24	20
Deferred income taxes	(32)	1
Loss (gain) on extinguishment of debt	—	5
Non-cash operating lease expense	4	5
Other	(26)	7
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	13	12
Accounts payable	9	24
Accrued compensation and benefits	(32)	(42)
Contract liabilities	(53)	(34)
Income taxes payable	60	21
Other assets	—	41
Other liabilities	19	(19)
Net cash provided by (used in) operating activities	215	258
INVESTING ACTIVITIES:
Purchases of property and equipment	(2)	(1)
Proceeds from the maturities and sales of short-term investments	4	4
Other	2	(4)
Net cash provided by (used in) investing activities	4	(1)
FINANCING ACTIVITIES:
Repayments of debt	(410)	(372)
Proceeds from issuance of debt, net of issuance costs	—	512
Net proceeds from sales of common stock under employee stock incentive plans	—	1
Tax payments related to vesting of restricted stock units	(16)	(13)
Dividends and dividend equivalents paid	(81)	(84)
Repurchases of common stock	(300)	—
Net cash provided by (used in) financing activities	(807)	44
Effect of exchange rate fluctuations on cash and cash equivalents	(8)	(4)
Change in cash and cash equivalents	(596)	297
Beginning cash and cash equivalents	1,887	933
Ending cash and cash equivalents	$1,291	$1,230

NORTONLIFELOCK INC.
Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1) (2)
(Unaudited, in millions, except per share amounts)

	Three Months Ended
	July 1, 2022	July 2, 2021
Operating income (loss)	$261	$287
Contract liabilities fair value adjustment	1	5
Stock-based compensation	24	20
Amortization of intangible assets	26	31
Restructuring and other costs	2	7
Acquisition and integration costs	8	1
Litigation costs	58	3
Operating income (loss) (Non-GAAP)	$380	$354

Operating margin	36.9%	41.8%
Operating margin (Non-GAAP)	53.7%	51.2%

Net income (loss)	$200	$181
Adjustments to net income (loss):
Contract liabilities fair value adjustment	1	5
Stock-based compensation	24	20
Amortization of intangible assets	26	31
Restructuring and other costs	2	7
Acquisition and integration costs	8	1
Litigation costs	58	3
Other	(1)	—
Non-cash interest expense	1	2
Loss (gain) on extinguishment of debt	—	5
Total adjustments to GAAP income (loss) before income taxes	119	74
Adjustment to GAAP provision for income taxes	(54)	(7)
Total adjustment to income (loss), net of taxes	65	67
Net income (loss) (Non-GAAP)	$265	$248

Diluted net income (loss) per share	$0.33	$0.31
Adjustments to diluted net income (loss) per share:
Contract liabilities fair value adjustment	0.00	0.01
Stock-based compensation	0.04	0.03
Amortization of intangible assets	0.04	0.05
Restructuring and other costs	0.00	0.01
Acquisition and integration costs	0.01	0.00
Litigation costs	0.10	0.01
Other	(0.00)	—
Non-cash interest expense	0.00	0.00
Loss (gain) on extinguishment of debt	—	0.01
Total adjustments to GAAP income (loss) before income taxes	0.20	0.13
Adjustment to GAAP provision for income taxes	(0.09)	(0.01)
Total adjustment to income (loss), net of taxes	0.11	0.11
Incremental dilution effect (3)	0.01	—
Diluted net income (loss) per share (Non-GAAP)	$0.45	$0.42

Diluted weighted-average shares outstanding	604	591
Incremental dilution impact of ASU 2020-06 (3)	(18)	—
Diluted weighted-average shares outstanding (Non-GAAP)	586	591

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, see Appendix A.
(2) Amounts may not add due to rounding.
(3) Excludes the dilutive impact of ASU 2020-06 (Debt with Conversion and Other Options) under GAAP. For a detailed explanation of this recently adopted guidance, see Appendix A.

NORTONLIFELOCK INC.
Revenues and Consumer Cyber Safety Metrics
(Unaudited, in millions, except per user data)

Revenues (Non-GAAP)
	Three Months Ended
	July 1, 2022	July 2, 2021	Variance in %
Revenues	$707	$686	3%
Contract liabilities fair value adjustment (1)	1	5
Revenues (Non-GAAP)	708	691	2%
Exclude foreign exchange impact (2)	27	—
Constant currency adjusted revenues (Non-GAAP)	$735	$691	6%

Consumer Cyber Safety Metrics
	Three Months Ended
	July 1, 2022	April 1, 2022	July 2, 2021
Direct customer revenues	$620	$627	$611
Partner revenues	$88	$90	$80
Average direct customer count	23.4	23.5	23.0
Direct customer count (at quarter end)	23.3	23.5	23.1
Direct average revenue per user (ARPU)	$8.82	$8.90	$8.84

(1) Contract liabilities fair value adjustment represents the quarterly Avira deferred revenue haircut amortization recognized during the quarter.
(2) Calculated using year ago foreign exchange rates.

NORTONLIFELOCK INC.
Appendix A
Explanation of Non-GAAP Measures and Other Items
Objective of non-GAAP measures: We believe our presentation of non-GAAP financial measures, when taken together with corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance for the reasons discussed below. Our management team uses these non-GAAP financial measures in assessing NortonLifeLock’s performance, as well as in planning and forecasting future periods. Due to the importance of these measures in managing the business, we use non-GAAP measures in the evaluation of management’s compensation. These non-GAAP financial measures are not computed according to GAAP and the methods we use to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.
Contract liabilities adjustment: Our non-GAAP net revenues eliminate the impact of contract liabilities purchase accounting adjustments. Prior to our adoption of ASU 2021-08 in fiscal 2022, GAAP required an adjustment to the liability for acquired contract liabilities such that the liability approximates how much we, the acquirer, would have to pay a third party to assume the liability. We believe that eliminating the impact of this adjustment improves the comparability of revenues between periods. Also, although the adjustment amounts will never be recognized in our GAAP financial statements, we do not expect the acquisitions to affect the future renewal rates of revenues excluded by the adjustments. In addition, our management uses non-GAAP net revenues, adjusted for the impact of purchase accounting adjustments to assess our operating performance and overall revenue trends. Nevertheless, non-GAAP net revenues has limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP net revenues. We believe these adjustments are useful to investors as an additional means to reflect revenue trends of our business. However, other companies in our industry may not calculate these measures in the same manner which may limit their usefulness for comparative purposes. Our acquisition of Avira during the fourth quarter of fiscal 2021 was the last acquisition pre-adoption of the new literature.
Stock-based compensation: This consists of expenses for employee restricted stock units, performance-based awards, bonus share programs, stock options and our employee stock purchase plan, determined in accordance with GAAP. We evaluate our performance both with and without these measures because stock-based compensation is a non-cash expense and can vary significantly over time based on the timing, size, nature and design of the awards granted, and is influenced in part by certain factors that are generally beyond our control, such as the volatility of the market value of our common stock. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation to facilitate the comparison of our results to those of other companies in our industry.
Amortization of intangible assets: Amortization of intangible assets consists of amortization of acquisition-related intangibles assets such as developed technology, customer relationships and trade names acquired in connection with business combinations. We record charges relating to the amortization of these intangibles within both cost of revenues and operating expenses in our GAAP financial statements. Under purchase accounting, we are required to allocate a portion of the purchase price to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangible assets. However, the purchase price allocated to these assets is not necessarily reflective of the cost we would incur to internally develop the intangible asset. Further, amortization charges for our acquired intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. We eliminate these charges from our non-GAAP operating results to facilitate an evaluation of our current operating performance and provide better comparability to our past operating performance.
Restructuring and other costs: Restructuring charges are costs associated with a formal restructuring plan and are primarily related to employee severance and benefit arrangements, contract termination costs, and assets write-offs, as well as other exit and disposal costs. Included in other exit and disposal costs are costs to exit and consolidate facilities in connection with restructuring events. We exclude restructuring and other costs from our non-GAAP results as we believe that these costs are incremental to core activities that arise in the ordinary course of our business and do not reflect our current operating performance, and that excluding these charges facilitates a more meaningful evaluation of our current operating performance and comparisons to our past operating performance.
Acquisition-related costs: These represent the transaction and business integration costs related to significant acquisitions that are charged to operating expense in our GAAP financial statements. These costs include incremental expenses incurred to affect these business combinations such as advisory, legal, accounting, valuation, and other professional or consulting fees. We exclude these costs from our non-GAAP results as they have no direct correlation to the operation of our business, and because we believe that the non-GAAP financial measures excluding these costs provide meaningful supplemental information regarding the spending trends of our business. In addition, these costs vary, depending on the size and complexity of the acquisitions, and are not indicative of costs of future acquisitions.
Litigation costs: We may periodically incur charges or benefits related to litigation settlements, legal contingency accruals and third-party legal costs related to certain legal matters. We exclude these charges and benefits when associated with a significant matter because we do not believe they are reflective of ongoing business and operating results.
Non-cash interest expense and amortization of debt issuance costs: In accordance with GAAP, we separately account for the value of the conversion feature on our convertible notes as a debt discount that reflects our assumed non-convertible debt borrowing rates. We amortize the discount and debt issuance costs over the term of the related debt. We exclude the difference between the imputed interest expense, which includes the amortization of the conversion feature and of the issuance costs, and the coupon interest payments because we believe that excluding these costs provides meaningful supplemental information regarding the cash cost of our convertible debt and enhance investors’ ability to view the Company’s results from management’s perspective.

Gain (loss) on extinguishment of debt: We record gains or losses on extinguishment of debt. Gains or losses represent the difference between the fair value of the exchange consideration and the carrying value of the liability component of the debt at the date of extinguishment. We exclude the gain or loss on debt extinguishment in our non-GAAP results because they are not reflective of our ongoing business.
Gain (loss) on equity investments: We record gains or losses, unrealized and realized, on equity investments in privately-held companies. We exclude the net gains or losses because we do not believe they are reflective of our ongoing business.
Gain (loss) on sale of properties: We periodically recognize gains or losses from the disposition of land and buildings. We exclude such gains or losses because they are not reflective of our ongoing business and operating results.
Income tax effects and adjustments: We use a non-GAAP tax rate that excludes (1) the discrete impacts of changes in tax legislation, (2) most other significant discrete items, (3) unrealized gains or losses from remeasurement of a foreign currency denominated deferred tax asset with no cash tax impact and (4) the income tax effects of the non-GAAP adjustment to our operating results described above. We believe making these adjustments facilitates a better evaluation of our current operating performance and comparisons to past operating results. Our tax rate is subject to change for a variety of reasons, such as significant changes in the geographic earnings mix due to acquisition and divestiture activities or fundamental tax law changes in major jurisdictions where we operate.
Diluted GAAP and non-GAAP weighted-average shares outstanding: Diluted GAAP and non-GAAP weighted-average shares outstanding are generally the same, except in periods when there is a GAAP loss from continuing operations. In accordance with GAAP, we do not present dilution for GAAP in periods in which there is a loss from continuing operations. However, if there is non-GAAP net income, we present dilution for non-GAAP weighted-average shares outstanding in an amount equal to the dilution that would have been presented had there been GAAP income from continuing operations for the period.
Additionally, on April 2, 2022, we adopted ASU 2020-06, Debt with Conversion and Other Options. Under GAAP, we are required to apply the if-converted method to our calculation of diluted earnings per share. As such, our GAAP calculation adjusts for the dilutive effect of the maximum number of potential shares to be issued upon settlement of our outstanding convertible notes. For our Non-GAAP measure, we exclude the impact of this adoption, which is consistent with our intent to settle in cash and consistent with our prior maturing convertible note transactions. As of July 5, 2022, we communicated our intent to the convertible note holders to settle the principal and conversion rights in cash upon maturity in August 2022. We believe it is reasonable to exclude the potential shares as these adjustments provide useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods. Additionally, it is consistent with our past practice of cash settling these instruments.
Bookings: Bookings are defined as customer orders received that are expected to generate net revenues in the future. We present the operational metric of bookings because it reflects customers' demand for our products and services and to assist readers in analyzing our performance in future periods.
Free cash flow: Free cash flow is defined as cash flows from operating activities less purchases of property and equipment. Free cash flow is not a measure of financial condition under GAAP and does not reflect our future contractual commitments and the total increase or decrease of our cash balance for a given period, and thus should not be considered as an alternative to cash flows from operating activities or as a measure of liquidity.
Non-GAAP constant currency adjusted revenues: Non-GAAP constant currency adjusted revenues are defined as revenues adjusted for the fair value of acquired contract liabilities and foreign exchange impact, calculated by translating current period revenue using the year ago currency conversion rate.
Revenues (Non-GAAP): Revenues (Non-GAAP) excludes the quarterly Avira deferred revenue haircut amortization recognized during the quarter. We are presenting revenues (Non-GAAP) to provide readers with a better understanding of the impact from the Avira deferred revenue haircut on our historical results and to assist readers in analyzing results in future periods.
Direct customer count: Direct customers are defined as active paid users of our consumer solutions who have a direct billing relationship with us at the end of the reported period. We exclude users on free trials and users who have indirectly purchased our product or services through partners unless such users convert or renew their subscription directly with us, or sign up for a paid membership through our web store. Average direct customer count presents the average of the total number of direct customers at the beginning and end of the fiscal quarter.
Direct average revenues per user (ARPU): ARPU is calculated as estimated direct customer revenues for the period divided by the average direct customer count for the same period, expressed as a monthly figure. We monitor ARPU because it helps us understand the rate at which we are monetizing our consumer customer base.